Exhibit 99.1

China HGS Reports First Quarter of Fiscal Year 2020 Results

HANZHONG, CHINA – February 14, 2020 – China HGS Real Estate Inc. (NASDAQ: HGSH) (“China HGS” or the “Company”), a leading regional real estate developer headquartered in Hanzhong City, Shaanxi Province, China, today reported its financial results for the first quarter of fiscal 2020 ended December 31, 2019 with the U.S. Securities and Exchange Commission. An electronic copy of the quarterly report on Form 10-Q can be accessed on the SEC's website at www.sec.gov

Highlights for the quarter

●	Total revenues for the first quarter of fiscal 2020 were approximately $2.3 million, a decrease of 70.2% from approximately $7.7 million in the same quarter of fiscal 2018 due to less gross floor area sold during the current quarter.

●	Net loss for the first quarter of fiscal 2020 totaled approximately $0.3 million, a decrease of approximately $0.7 million from the net income of approximately $0.5 million in the same period of last year.

●	Basic and diluted net loss per share (“EPS”) attributable to shareholders for the first quarter of fiscal 2020 were $0.01, compared to net earning per share of $0.03 for the same quarter of the last year.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China HGS Real Estate Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: the uncertain market for the Company's business, macroeconomic, technological, regulatory, or other factors affecting the profitability of real estate business; and other risks related to the Company's business and risks related to operating in China. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2018, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About China HGS Real Estate, Inc.

China HGS Real Estate, Inc. (NASDAQ: HGSH), founded in 1995 and headquartered in Hanzhong City, Shaanxi Province, is a leading real estate developer in the region and holds the national grade I real estate qualification. The Company focuses on the development of high-rise, sub-high-rise residential buildings and multi-building apartment complexes in China's Tier 3 and Tier 4 cities and counties with rapidly growing populations driven by increased urbanization. The Company provides affordable housing with popular and modern designs to meet the needs of multiple buyer groups. The Company’s development activity spans a range of services, including land acquisition, project planning, design management, construction management, sales and marketing, and property management. For further information about China HGS, please go to www.chinahgs.com.

Company contact:

Randy Xiong, President of Capital Market
China Phone: (86) 091-62622612

Email: randy.xiong@chinahgs.com

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	September 30,
	2019	2019
ASSETS
Current assets:
Cash	$660,414	$263,139
Restricted cash	4,025,327	3,938,978
Contract assets	12,489,790	12,668,925
Real estate property development completed	71,968,879	100,817,944
Other current assets	2,796,320	2,031,937

Total current assets	91,940,730	119,720,923

Property and equipment, net	611,414	614,008
Real estate property development completed, net of current portion	31,196,057	1,115,086
Security deposits	6,569,714	7,972,117
Real estate property under development	222,479,582	215,745,225
Deferred tax asset	57,154	-
Due from local government for real estate property development completed	2,798,642	2,725,854

Total Assets	$355,653,293	$347,893,213

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Construction loans	$89,820,880	$77,332,569
Accounts payables	28,489,542	27,368,510
Other payables	5,428,747	5,289,176
Construction deposits	1,862,246	1,814,232
Contract liabilities	1,926,363	1,907,828
Customer deposits	18,229,686	16,139,572
Shareholder loans	2,137,635	2,129,114
Accrued expenses	3,080,313	3,585,644
Taxes payable	13,630,957	13,882,875

Total current liabilities	164,606,369	149,449,520

Tax payable - long term	8,220,751	8,006,943
Customer deposits, net of current portion	1,057,198	1,043,692
Construction loans, less current portion	17,684,511	29,464,867
Construction deposits, net of current portion	1,260,833	1,228,041

Total liabilities	192,829,662	189,193,063

Commitments and Contingencies
Stockholders' equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 45,050,000 shares issued and outstanding December 31, 2019 and September 30, 2019	45,050	45,050
Additional paid-in capital	129,907,805	129,907,805
Statutory surplus	10,360,251	10,360,251
Retained earnings	33,813,386	34,070,767
Accumulated other comprehensive loss	(11,302,861)	(15,683,723)
Total stockholders' equity	162,823,631	158,700,150

Total Liabilities and Stockholders' Equity	$355,653,293	$347,893,213

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	Three months ended December 31,
	2019	2018
Real estate sales	$2,304,244	$7,737,196
Less: Sales tax	(39,233)	(142,111)
Cost of real estate sales	(1,705,612)	(5,923,184)
Gross profit	559,399	1,671,901
Operating expenses
Selling and distribution expenses	200,168	169,974
General and administrative expenses	588,839	470,932
Total operating expenses	789,007	640,906
Operating income (loss)	(229,608)	1,030,995
Interest expense, net	(17,253)	(105,231)
Other income (expense), net	-	(273,153)
Income (loss) before income taxes	(246,861)	652,611
Provision for income taxes	10,520	168,401
Net income (loss)	(257,381)	484,210
Other Comprehensive income (loss)
Foreign currency translation adjustment	4,380,862	(178,758)
Comprehensive income	$4,123,481	$305,452
Basic and diluted income (loss) per common share
Basic and diluted	$(0.01)	$0.01
Weighted average common shares outstanding
Basic and diluted	45,050,000	45,050,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA HGS REAL ESTATE INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(Unaudited)

	Common Stock		Additional	Statutory	Retained	Accumulated Other Comprehensive
	Shares	Amount	Paid-in Capital	Surplus	Earnings	Loss	Total
Balance at September 30, 2018	45,050,000	$45,050	$129,907,805	$9,925,794	$30,803,052	$(9,003,865)	$161,677,836
Net income for the period	-	-	-	-	484,210	-	484,210
Foreign currency translation adjustments	-	-	-	-	-	(178,758)	(178,758)
Balance at December 31, 2018	45,050,000	$45,050	$129,907,805	$9,925,794	$31,287,262	$(9,182,623)	$161,983,288

Balance at September 30, 2019	45,050,000	$45,050	$129,907,805	$10,360,251	$34,070,767	$(15,683,723)	$158,700,150
Net loss for the period	-	-	-	-	(257,381)	-	(257,381)
Foreign currency translation adjustments	-	-	-	-	-	4,380,862	4,380,862
Balance at December 31,2019	45,050,000	$45,050	$129,907,805	$10,360,251	$33,813,386	$(11,302,861)	$162,823,631

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended December 31,
	2019	2018
Cash flows from operating activities
Net (loss) income	$(257,381)	$484,210
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax provision (benefit)	(56,480)	168,401
Depreciation	18,767	19,869
Changes in operating assets and liabilities:
Contract assets	511,335	1,626,468
Real estate property development completed	1,472,443	571,816
Real estate property under development	(961,873)	2,423,593
Other current assets	(701,760)	(159,357)
Security deposit	1,596,250	-
Accounts payables	385,617	(89,978)
Other payables	(1,646)	136,739
Contract liabilities	(32,028)	362,900
Customer deposits	1,625,398	(1,842,581)
Construction deposits	(426)	-
Accrued expenses	(578,021)	(79,484)
Taxes payables	(534,574)	(552,602)
Net cash provided by operating activities	2,485,621	3,069,994

Cash flow from financing activities
Net proceeds from shareholder loans	-	485,552
Repayments of construction loans	(2,118,584)	(5,261,559)
Net cash used in financing activities	(2,118,584)	(4,776,007)

Effect of changes of foreign exchange rate on cash and restricted cash	116,587	(283,390)
Net increase (decrease) in cash and restricted cash	483,624	(1,989,403)
Cash and restricted cash , beginning of period	4,202,117	6,775,577
Cash and restricted cash, end of period	$4,685,741	$4,786,174
Supplemental disclosures of cash flow information:
Interest paid	$1,722,840	$1,786,958
Income taxes paid	$26,001	$102,591

Representing
Cash	$660,414	$1,020,954
Restricted	$4,025,327	$3,765,220
Total cash and restricted cash	$4,685,741	$4,786,174

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.